SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 5, 1995



                      BANYAN STRATEGIC REALTY TRUST
        (Exact name of Registrant as specified in its charter)


  Massachusetts                 0-15465                  36-3375345
(State of or other       (Commission File           (I.R.S. Employer
 jurisdiction of                Number)               Identification
 incorporation)                                           Number)



150 South Wacker Drive, Suite 2900, Chicago, IL      60606
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (312) 553-9800

This document consists of 5 pages.
Exhibit index is located on page 4.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 5, 1995, Banyan Strategic Realty Trust (the "Trust") acquired a 100% fee simple ownership interest in the Newtown Distribution Center and Lexington Business Center both located in Lexington, Kentucky. The terms regarding the Trust's acquisition of these properties, the property description, and other information are contained below.

NEWTOWN DISTRIBUTION CENTER

The Newtown Distribution Center ("NDC") is located in north Lexington, Kentucky on 6.6 acres of land. NDC was built in 1981 - 1982 and consists of three office buildings and one warehouse/distribution facility containing approximately 87,100 net rentable square feet in total. The four buildings are constructed with a facade of exposed concrete aggregate with a glass window line and have eighteen foot clear roof heights and wet-sprinkler systems. NDC was acquired by the Trust for a purchase price of approximately $3,585,000 which was based upon consideration of a number of factors including recent appraisals, market studies, and other internal valuations. The Trust utilized approximately $595,000 of cash reserves for the acquisition of NDC with the remaining balance of the acquisition price being provided for by a draw of approximately $2,990,000 upon the Trust's line of credit which was established with American National Bank of Chicago in late 1994. The line of credit is currently collateralized by the Trust's interests in NDC, Colonial Penn Office Building, Colonial Courts Apartments, Hallmark Village Apartments, Florida Power & Light Building, Lexington Business Center and the Karfad Loan Portfolio. Draws under the line of credit require monthly payment of interest only until its maturity on December 14, 1996 and currently bears interest a blend of thirty, ninety and one hundred and twenty-day Libor rates plus 2.25% or approximately 8% to 8.5% per annum. Management anticipates obtaining permanent long-term third party financing within the next 12 months to repay amounts drawn under the line of credit. NDC was acquired pursuant to a sales contract with New England Mutual Life Insurance Company. NDC's day-to-day operations are managed by Paragon Group Realty Services, Inc. Paragon Group Realty Services, Inc. will receive a management fee each month equal to 3% of rent collected at NDC for these management services. The term of the management agreement is for one year, renewable at the Trust's option.

The Registrant is currently unable to provide the financial statements and pro forma financial information as part of this report as required under Item 7 Financial Statements, Pro Forma Financial Information and Exhibits (a)(b) of Form 8-K as of the date hereof. As of the date of this filing the Registrant's independent accountant had not completed the audit of the 1995 operating results of NDC on which the Registrant bases its pro-forma operating estimates. The Registrant currently anticipates completion of the audit and filing of all required financial statements and proforma financial information for NDC within sixty days.

LEXINGTON BUSINESS CENTER

The Lexington Business Center ("LBC") is located in southeastern Lexington, Kentucky on 21.4 acres of land. LBC was built in 1985 and consists of four office buildings and one distribution facility containing in total approximately 316,200 net rentable square feet. The four office buildings are constructed of concrete block and finished with a brick facade and glass. The distribution facility is constructed of concrete tilt-up slabs. The office buildings all have a roof clear height of eighteen feet, while the distribution facility has a clear height of twenty feet. LBC was acquired by the Trust for a purchase price of approximately $7,065,000 which was based upon consideration of a number of factors including recent appraisals, market studies, and other internal valuations. The Trust utilized approximately $1,155,000 of cash reserves for the acquisition of LBC with the remaining balance of the acquisition price being provided for by a draw of approximately $5,910,000 upon the Trust's line of which was credit established with American National Bank of Chicago in late 1994. The line of credit is currently collateralized by the Trust's interests in LBC, Colonial Penn Office Building, Colonial Courts Apartments, Hallmark Village Apartments, Florida Power & Light Building, Newtown Distribution Center and the Karfad Loan Portfolio. Draws under the line of credit require monthly payment of interest only until its maturity on December 14, 1996 and currently bears interest at a blend of thirty, ninety and one hundred and twenty-day Libor rates plus 2.25% or approximately 8% to 8.5% per annum. Management anticipates obtaining permanent long-term third party financing within the next 12 months to repay amounts drawn under the line of credit. LBC was acquired pursuant to a sales contract with New England Mutual Life Insurance Company. LBC's day-to-day operations are managed by Paragon Group Realty Services, Inc. Paragon Group Realty Services, Inc. will receive a management fee each month equal to 3% of rent collected at LBC for these management services. The term of the management agreement is for one-year, renewable at the Trust's option.

The Registrant is currently unable to provide the financial statements and pro forma financial information as part of this report as required under Item 7 Financial Statements, Pro Forma Financial Information and Exhibits (a)(b) of Form 8-K as of the date hereof. As of the date of this filing the Registrant's independent accountant had not completed the audit of the 1995 operating results of LBC on which the Registrant bases its pro-forma operating estimates. The Registrant currently anticipates completion of the audit and filing of all required financial statements and proforma financial information for LBC within sixty days.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

     Financial Statements and Pro Forma Financial Information:

     (i)  Newtown Distribution Center (To be filed by amendment).

     (ii) Lexington Business Center (To be filed by amendment).




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 1995      BANYAN STRATEGIC REALTY TRUST
                                   (Registrant)

                              By:  /s/ Joel L. Teglia
                                   Joel L. Teglia
                                   Vice President, Chief
                                   Financial and Accounting
                                   Officer